UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2010

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-142105	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
(Address of Principal Executive Offices)      (Zip Code)

(702) 614-5333
(Registrant's Telephone Number, Including Area Code)

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01OTHER EVENTS

The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 3, 2010, Consolidation Services, Inc. (the “Company”) issued a press release entitled “CNSV Signs Letter of Intent to Acquire an Interest in Fifteen Oil and Gas Wells in Kentucky in an All Stock Transaction” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The Company also mailed an Information Statement to its shareholders of record on January 31, 2010, a copy of which is furnished herewith as Exhibit 99.2 to this report.

The Board of Directors of the Company also announced that all outstanding warrants to purchase Common Stock had expired by their terms as of December 31, 2009.  This included: 220,000 Class A Warrants (and an equal number of Class B and Class C Warrants for all Class A Warrants outstanding, including those described hereinafter) held by private investors from our February 2007 private offering; 9 million Class A Warrants sold to our Founders upon the Company’s formation; and 3 million Class A Warrants issued to Management in August 2007.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibits	Description
99.1	Press Release dated March 3, 2010 entitled “CNSV Signs Letter of Intent to Acquire an Interest in Fifteen Oil and Gas Wells in Kentucky in an All Stock Transaction”
99.2	Information Statement dated March 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	CONSOLIDATION SERVICES, INC.

By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer and President